Filed Pursuant to Rule 424(b)(3)

Registration No. 333-217390

PROSPECTUS

2,172,600 Shares of Common Stock

The selling stockholders identified in this prospectus may offer from time to time up to 2,172,600 shares of our common stock consisting of (i) 724,200 shares of our common stock being registered for resale issuable upon exercise of warrants (the “Warrant Shares”) that have been issued to the selling stockholders and (ii) 1,448,400 shares of our common stock being registered for resale that have been issued to the selling stockholders (the “Investor Shares”, together with the Warrant Shares, the “Shares”). The selling stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 10 of this prospectus for more information.

Our common stock is listed on the AIM under the symbol “AKR.L” and on the Nasdaq Capital Market under the symbol “AKER.” On June 23, 2017, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.20 per share.

We are an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves risks. See “Risk Factors” on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we nor the selling stockholders have authorized anyone to provide you with different information. The selling stockholders are not making an offer of the Shares in any state where such offer is not permitted.

The date of this prospectus is June 30, 2017.

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ABOUT THIS PROSPECTUS

No person has been authorized to give any information or make any representation concerning us, the selling stockholders or the Shares to be registered hereunder (other than as contained in this prospectus) and, if any such other information or representation is given or made, you should not rely on it as having been authorized by us or the selling stockholders. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or as otherwise set forth in this prospectus.

The selling stockholders named herein are offering the Shares only in jurisdictions where such offer is permitted. The distribution of this prospectus and the sale of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the Shares outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “Akers,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Akers Biosciences, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.akersbio.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

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We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on April 11, 2017 and Amendment No.1 to the Form 10-K filed with the SEC on April 18, 2017;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 15, 2017;

●	Our Current Reports on Form 8-K filed with the SEC on January 10 and 13, 2017, and April 5, 2017; and

●	The description of our common stock contained in our Registration Statement on Form S-1, filed with the SEC on August 7, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Akers Biosciences, Inc.

201 Grove Road

Thorofare, New Jersey 08086

(856) 848-8698

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

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Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

THE OFFERING

Issuer	Akers Biosciences, Inc.

Shares offered for resale by the selling stockholders	2,172,600 shares

Common Stock outstanding prior to this offering	8,891,245 shares

Common Stock outstanding after this offering	9,687,865 shares(1)

Use of Proceeds	The selling stockholders will receive all of the proceeds from the sale of any Shares sold by it pursuant to this prospectus. We will not receive any proceeds from these sales. See “Use of Proceeds” in this prospectus.

Market for our Common Stock	Our shares of common stock are currently listed on the NASDAQ Capital Market and the AIM.

NASDAQ Ticker Symbol	“AKER”

AIM Ticker Symbol	“AKR.L”

Risk Factors	Any investment in the Shares is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 8 of this prospectus.

(1)The number of shares of our common stock outstanding after this offering is calculated including the Warrant Shares, without regard to any limitations on the exercise of the related warrants.

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OUR COMPANY

Overview

Akers Biosciences, Inc. develops, manufactures, and supplies rapid, point-of-care screening and testing products designed to bring health-related information directly to the patient or clinician in a time- and cost-efficient manner. Akers believes it has advanced the science of diagnostics through the development of several innovative proprietary platform technologies that provide product development flexibility.

All of Akers’ rapid, single-use tests are performed in vitro (outside the body) and are designed to enhance patient well-being and reduce total outcome costs of healthcare. The Company’s current product offerings and pipeline products focus on delivering diagnostic assistance in a wide variety of healthcare fields/specialties, including cardiology/emergency medicine, metabolism/nutrition, diabetes, respiratory diseases and infectious diseases detection, as well as for on and off-the-job alcohol safety initiatives.

Akers believes that low-cost, unit-use testing not only saves time and money, but also allows for more frequent, near-patient testing which may save lives. We believe that Akers’ FDA-cleared rapid diagnostic tests help facilitate targeted diagnoses and real-time treatment. We also believe that Akers’ rapid diagnostic tests surpass most other current diagnostic products with their flexibility, speed, ease-of-use, readability, low cost and accuracy. In minutes, detection of disease states and medical conditions can be performed from single-patient specimens, without sacrificing accuracy.

We believe the use of rapid tests, which can be performed at the point-of-care when and where the patient is being consulted, can allow for immediate diagnostic decisions and subsequent treatment regimens and is an important development in the practice of medicine. Point-of-care testing addresses today’s challenges in the healthcare industry, such as:

●	cost pressures/efficiency of healthcare delivery;

●	need for fast, easy to use, accurate at-home tests for individuals to monitor their personal health and wellness;

●	need for affordable mass screening tests for key infectious diseases, cardiac conditions, and metabolic markers; and

●	public health needs in developing countries lacking basic health infrastructure.

Recently, the Company has developed tests for non-medical use within the health and wellness industry. These tests will monitor general markers of health and wellness as they relate to diet, nutrition and exercise programs.

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History

We were incorporated in the State of New Jersey in 1989 under the name A.R.C. Enterprises, Inc. The Company changed its name to Akers Research Corporation on September 28, 1990. On February 24, 1996 the Company changed its name from Akers Research Corporation to Akers Laboratories, Inc. On March 26, 2002 the Company changed its name to Akers Biosciences, Inc. The mailing address of our headquarters is 201 Grove Road, Thorofare, New Jersey 08086, and our telephone number at that location is (856) 848-8698.

Private Placement of Common Shares and Warrants

On March 30, 2017, we raised approximately $1,760,817 in net proceeds, after deducting placement agent fees and other offering expenses, in connection with the closing of a private placement (the “Private Placement”) for the sale of our common stock and warrants to purchase our common stock to certain investors, named in the table in the section of this prospectus entitled “Selling Stockholders,” pursuant to the March 30, 2017 securities purchase agreement (the “Purchase Agreement”), consisting of the following:

● 1,448,400 shares of our common stock, at a purchase price of $1.40 per share; and

● investor warrants (the “Investor Warrants”), which represent the right to purchase up to 724,200 shares of our common stock.

Upon the closing of the Private Placement, we also issued to Joseph Gunnar & Co., LLC, and its affiliates and/or assigns, as placement agent, warrants for the purchase of an amount of common stock equal to 5% of the number of shares of common stock issued and sold in the Private Placement, which warrants are exercisable on similar terms to the Investor Warrants, and paid a cash fee equal to 7% of the gross proceeds of the Private Placement.

In connection with the Private Placement we entered into a registration rights agreement, dated as of March 30, 2017 (the “Registration Rights Agreement”) with the investors. Pursuant to the terms of the Registration Rights Agreement, we granted to the investors certain registration rights related to the shares of common stock sold in the Private Placement, including the shares to be acquired upon exercise of the Investor Warrants. The registration statement, of which this prospectus forms a part of, is being filed pursuant to the Registration Rights Agreement. We may incur liquidated damages if we do not meet our registration obligations under the Registration Rights Agreement, as further described under “Plan of Distribution”. We also agreed to other customary obligations regarding registration, including indemnification and maintenance of the registration statement.

The shares of common stock, the and the Investor Warrants were offered and sold in a Private Placement transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4a(2) under the Securities Act and Regulation D promulgated thereunder. Each of the investors represented to us that it is an “accredited investor” as defined in Rule 501 of Regulation D.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any Shares by the selling stockholders.

The selling stockholders will receive all of the net proceeds from the sale of any Shares under this prospectus. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax, legal services or any other expenses incurred by the selling stockholders in disposing of these Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus.

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SELLING STOCKHOLDERS

We have entered into a registration rights agreements, or the Registration Rights Agreement, with the investors in the Private Placement whereby we have agreed to file a registration statement for the registration of the Shares and common stock underlying the Investor Warrants sold in the Private Placement. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a registration statement within 20 days of the closing. The registration statement, of which this prospects forms a part of, is being filed pursuant to the Registration Rights Agreements. For additional information regarding the issuances of those Shares and Warrants, see “Private Placement of Common Shares and Warrants” under “Our Company” above.

Other than the relationships described herein, to our knowledge, none of the selling stockholders are employees or suppliers of ours or our affiliates. Within the past three years, other than the relationships described herein, none of the selling stockholders has held a position as an officer a director of ours, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates, except that certain selling stockholders acquired shares of our common stock and Warrants and registration rights pursuant to the transactions described above. All information with respect to share ownership has been furnished by the selling stockholders, unless otherwise noted. The shares being offered are being registered to permit resales of such shares in compliance with the Plan of Distribution. Each selling stockholder may offer all or part of the shares it owns for resale from time to time pursuant to this prospectus. None of the selling stockholders has any family relationships with our officers, other directors or controlling stockholders.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of shares of our common stock as of June 23, 2017. Shares issuable upon exercise of Investor Warrants are not included in the second column because, per the terms of the Investor Warrants, they are not exercisable within 60 days of June 23, 2017.

The third column lists the Shares being offered by this prospectus by the selling stockholders and includes the number of Shares owned by each selling stockholder assuming exercise of the Investor Warrants by the selling stockholders on that date, without regard to any limitations on exercise.

In accordance with the terms of a Registration Rights Agreement with the selling stockholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling stockholders in connection with the Purchase Agreement, and (ii) the maximum number of shares of common stock issuable upon exercise of the related Investor Warrants, determined as if the outstanding Investor Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Investor Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Investor Warrants and other warrants held by selling stockholders, a selling stockholder may not exercise the Investor Warrants or other warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering		Number of Shares Available Pursuant to this Prospectus	Number of Shares Beneficially Owned After the Offering	Percent of Outstanding Common Stock Beneficially Owned After the Offering
Empery Asset Master, Ltd.(1)	379,837	(2)	458,976	73,853	*	%
Empery Tax Efficient, LP(3)	195,133	(4)	233,409	39,527	*	%
Empery Tax Efficient II, LP(5)	319,230	(6)	393,915	56,620	*	%
Hudson Bay Master Fund Ltd.(7)	724,200	(8)	1,086,300	-	-%

*	Less than 1%

(1)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(2)	Number of shares of our common stock beneficially owned prior to the offering includes 73,853 shares of common stock issuable upon exercise of warrants issued in January 2017, and excludes 152,992 shares of common stock issuable upon exercise of the Investor Warrants. Per their terms, the Investor Warrants may not be exercised until September 30, 2017. The shares of common stock underlying the Investor Warrants are included in the Shares that may be resold by selling stockholder pursuant to this prospectus.

(3)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(4)	Number of shares of our common stock beneficially owned prior to the offering includes 39,527 shares of common stock issuable upon exercise of warrants issued in January 2017, and excludes 77,803 shares of common stock issuable upon exercise of the Investor Warrants. Per their terms, the Investor Warrants may not be exercised until September 30, 2017. The shares of common stock underlying the Investor Warrants are included in the Shares that may be resold by selling stockholder pursuant to this prospectus.

(5)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(6)	Number of shares of our common stock beneficially owned prior to the offering includes 56,620 shares of common stock issuable upon exercise of warrants issued in January 2017, and excludes 131,305 shares of common stock issuable upon exercise of the Investor Warrants. Per their terms, the Investor Warrants may not be exercised until September 30, 2017. The shares of common stock underlying the Investor Warrants are included in the Shares that may be resold by selling stockholder pursuant to this prospectus.

(7)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(8)	Number of shares of our common stock beneficially owned prior to the offering excludes 362,100 Shares that will be issued to the selling stockholder if the selling stockholder elects to exercise Investor Warrants they hold. Per their terms, these warrants may not be exercised until September 30, 2017. The shares of common stock underlying the Investor Warrants are included in the Shares that may be resold by selling stockholder pursuant to this prospectus.

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PLAN OF DISTRIBUTION

Each selling stockholder of the Shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares covered hereby on the Nasdaq Capital Market, or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling these securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of Shares at a stipulated price per Share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Company’s common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our articles of incorporation and bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 550,000,000 shares, of which 500,000,000 are common stock, without par value, and 50,000,000 are preferred stock, without par value. As of June 23, 2017 we had (i) 8,891,245 shares of common stock issued and outstanding; (ii) outstanding warrants to acquire up to 693,950 share of common stock at an exercise price of 1.50 and 61,250 shares of common stock at an exercise price of $1.20 that are currently exercisable and the shares relating to them are covered by an effective registration statement; (iii) outstanding warrants to acquire up to 796,620 shares of common stock at an exercise price of 1.96 that are not currently exercisable and 724,200 of the shares relating to them are covered under this registration statement.

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Common Stock

Voting Rights

Each stockholder has one vote for each share of common stock held on all matters submitted to a vote of stockholders. A stockholder may vote in person or by proxy. Elections of directors are determined by a plurality of the votes cast and all other matters are decided by a majority of the votes cast by those stockholders entitled to vote and present in person or by proxy.

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all of our directors. Our amended and restated certificate of incorporation and bylaws provide that stockholder actions may be effected at a duly called meeting of stockholders or pursuant to written consent of the majority of shareholders. A special meeting of stockholders may be called by the Chief Executive Officer or the Board of Directors pursuant to a resolution approved by the majority of the Board of Directors.

Dividend Rights

The holders of outstanding shares of common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board may determine, provided that required dividends, if any, on preferred stock have been paid or provided for. However, to date we have not paid or declared cash distributions or dividends on our common stock and do not currently intend to pay cash dividends on our common stock in the foreseeable future. We intend to retain all earnings, if and when generated, to finance our operations. The declaration of cash dividends in the future will be determined by the board based upon our earnings, financial condition, capital requirements and other relevant factors.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and common stock is not convertible or redeemable.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders and remaining after payment to holders of preferred stock of the amounts, if any, to which they are entitled, are distributable ratably among the holders of our common stock subject to any senior class of securities.

Options and Warrants

As of June 23, 2017, we had 259,000 shares issuable upon exercise of outstanding options and 1,551,820 shares issuable upon the exercise of warrants. There are no other outstanding warrants or options at this time.

Anti-Takeover Provisions

The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us.

These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

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Transfer Agent and Registrar

The U.S. transfer agent and registrar for our common stock is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon the validity of the Shares covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Morison Cogen LLP, an independent registered public accounting firm as set forth in their report thereon. Such financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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2,172,600 Shares

Common Stock

PROSPECTUS

June 30, 2017

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